Exhibit 1

                           JOINT FILING AGREEMENT


         This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of the Common Stock, par value $0.01 per share, of TiVo Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  February 14, 2002

GENERAL ELECTRIC COMPANY


By:  /s/ Robert Healing
     --------------------------
     Name:  Robert Healing
     Title: Attorney-in-Fact


NATIONAL BROADCASTING COMPANY HOLDING, INC.


By:  /s/ Elizabeth A. Newell
     -----------------------------
     Name:  Elizabeth A. Newell
     Title: Assistant Secretary


NATIONAL BROADCASTING COMPANY, INC.


By:  /s/ Elizabeth A. Newell
     ------------------------------
     Name:  Elizabeth A. Newell
     Title: Assistant Secretary